UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2010
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34611	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 13, 2010, Celsius Holdings, Inc (the “Company”) issued a press release reporting its financial results for the three-month period ended March 31, 2010. A copy of the press release, dated May 13, 2010, announcing these financial results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure

The Company is attaching a copy of a press release, dated May 13, 2010 (attached hereto as Exhibit 99.1), announcing its financial results for the three-month period ended March 31, 2010, and such press release is incorporated herein by this reference.

On May 13, 2010, the Company held a management conference, via web-cast and telephone, to discuss the Company’s financial results for the three-month period ended March 31, 2010and certain other matters. A copy of the prepared script of the Company’s management for the conference call is being furnished herewith as Exhibit 99.2, the question and answer section is not included in the attached script. The full webcast can be listened to via calling 877-660-6853, account 286 and conference ID number 349734, it is available until 11:59 pm 5/20/2010. The full webcast can be listened to until 6/13/2010 via http://www.investorcalendar.com/IC/CEPage.asp?ID=157919

Item 9.01	Exhibits

99.1	Press Release dated March 4, 2010
99.2	Script from phone conference on March 4, 2010

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibits, the web cast and information on the website referenced herein) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: May 13, 2010	By: s/Geary W. Cotton
Geary W. Cotton
Chief Financial Officer